SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF  THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2003

Axcelis Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report)

Item 5.    Other Events

Axcelis Technologies, Inc. announced on June 9, 2003, that Neil Moses, Executive Vice President and Chief Financial Officer, has left Axcelis to pursue other opportunities. Stephen G. Bassett, who served as an audit partner at Ernst & Young LLP until 1996, has been appointed interim CFO while Axcelis conducts a search for a permanent replacement.

Item 9.    Regulation FD Disclosure

Axcelis Technologies, Inc. issued a press release on June 9, 2003, providing certain guidance with respect to anticipated financial results. The press release is set forth in Exhibit 99.1 hereto, and (i) the two paragraphs under the heading "Reiterated Second Quarter Guidance" and (ii) the one paragraph under the heading "Safe Harbor Statement" are hereby incorporated herein by reference and furnished pursuant to Regulation FD. Axcelis undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2003	Axcelis Technologies, Inc.

	By:	/S/ MARY G. PUMA
Mary G. Puma President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 9, 2003